EXHIBIT 99.1

For Immediate Release

Scott Kellen Appointed Chief Financial Officer of Sun BioPharma

Healthcare Executive Brings Extensive Public Company Financial Experience to Leadership Team

Minneapolis, MN, October 2, 2015- Sun BioPharma, Inc., (OTCPink: SNBP), a biopharmaceutical company developing therapies for the treatment of pancreatic diseases, today announced the appointment of Scott Kellen as Vice President of Finance and Chief Financial Officer, effective immediately. Mr. Kellen brings to Sun BioPharma more than 20 years of healthcare, corporate finance and capital markets experience, and will be responsible for the Company’s financial management and investor relations.

“Scott’s significant experience will be valuable as we move Sun BioPharma towards our next stage of development,” said David Kaysen, President & CEO. “In addition to his healthcare, financial and capital markets experience, Scott’s leadership role with emerging growth companies will be a great addition to our management team as we execute our plan to move our lead development candidate, SBP-101, through the clinic.”

Mr. Kellen joins Sun BioPharma from Kips Bay Medical, Inc., a medical device company that was focused on manufacturing and commercializing an external saphenous vein support technology for use in coronary bypass surgery, where he served as Chief Operating Officer and Chief Financial Officer. Previously, Scott served as Director of Finance for Transoma Medical, Inc., Corporate Controller for ev3 Inc. during the company’s initial public offering and multiple follow-on offerings and Senior Audit Manager of Deloitte & Touche, LLP (now Deloitte LLP), providing auditing and consulting services to mid-size public companies during the time the Sarbanes-Oxley Act of 2002 first became effective for public companies. Scott has a Bachelor of Science degree in Business Administration from the University of South Dakota and is a Certified Public Accountant.

“I look forward to working with Dave and the team to execute our strategy to address current unmet medical needs in the pancreatic disease field,” stated Mr. Kellen. “I am excited to join Sun BioPharma during this defining moment for the Company as SBP-101 has the potential to change the treatment landscape of pancreatitis and pancreatic cancer.”

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About Sun BioPharma

Sun BioPharma Inc. is a next-generation biopharmaceutical company developing disruptive therapeutics for serious unmet medical needs. The company’s initial programs are aimed at diseases of the pancreas, including pancreatitis and pancreatic cancer. Sun BioPharma has scientific collaborations with pancreatic disease experts at The Ohio State University, the Fred Hutchinson Cancer Center in Seattle, Translational Genomics (TGen) in Scottsdale, AZ, Cedars Sinai Medical Center in Los Angeles, the University of Minnesota, the Austin Health Cancer Trials Centre and the Box Hill Hospital in Melbourne, Australia and the Ashford Cancer Centre in Adelaide, Australia. Further information can be found at: www.sunbiopharma.com. Sun BioPharma’s common stock currently trades on the OTCPink Exchange under the symbol: SNBP.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Sun BioPharma, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Sun BioPharma particularly those mentioned in the cautionary statements found in Sun BioPharma’s filings with the Securities and Exchange Commission. Sun BioPharma disclaims any intent or obligation to update these forward-looking statements.

Contact Information:

EVC Group

Investor Contact:

Doug Sherk

415-652-9100

Michael Polyviou

212-850-6020

Media Contact:

Dave Schemelia

646-201-5431

Source: Sun BioPharma Inc.